Exhibit 1.1

ProPhase Labs Uplists from Pink Sheets to OTC Market

UNIONDALE, NY, January 22, 2026 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (“ProPhase” or the “Company”), a diversified life sciences and diagnostics company, today announced that its common stock has been approved and uplisted from the Pink Sheets to the OTC market.

“We are pleased to have completed this uplisting from the Pink Sheets to the OTC market,” said Ted Karkus, Chairman and Chief Executive Officer of ProPhase Labs. “We believe the coming weeks will mark an important inflection point for ProPhase Labs. We continue to see encouraging momentum in our Crown Medical collections initiative, and we plan to provide a positive operational update on that effort very shortly. We also plan to provide a strategic update on our BE-Smart® Esophageal Cancer Test in the near term.”

ProPhase Labs remains focused on executing across its core businesses, strengthening its financial position, and advancing initiatives intended to drive long-term shareholder value.

About ProPhase Labs Inc.

ProPhase Labs Inc. (OTC: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development, such as our potentially life-saving test for the early detection of esophageal cancer, and a world-class direct-to-consumer marketing platform for cutting-edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Details about these risks and uncertainties can be found in our filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Relations Contact:

Dave Gentry, CEO
RedChip Companies, Inc.
1-800-REDCHIP (733-2447)
1-407-644-4256
PRPH@redchip.com

Retail Investor Relations Contact:

Renmark Financial Communications
John Boidman: jboidman@renmarkfinancial.com
Tel.: (416) 644-2020 or (212) 812-7680
www.renmarkfinancial.com